UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2019

SCHLUMBERGER N.V. (SCHLUMBERGER LIMITED)

(Exact name of registrant as specified in its charter)

Curaçao	1-4601	52-0684746
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

42, rue Saint-Dominique, Paris, France 75007

5599 San Felipe, Houston, Texas U.S.A. 77056

62 Buckingham Gate, London, United Kingdom SW1E 6AJ

Parkstraat 83, The Hague, The Netherlands 2514 JG

(Addresses of principal executive offices and zip or postal codes)

Registrant’s telephone number in the United States, including area code: (713) 513-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
common stock, par value $0.01 per share	SLB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Item 7.01	Regulation FD Disclosure.

On September 18, 2019, Schlumberger Limited (“Schlumberger”) issued a press release announcing that Schlumberger Holdings Corporation, an indirect wholly-owned subsidiary of Schlumberger (the “Issuer”), has commenced a cash tender offer (the “Tender Offer”) for (a) any and all of the Issuer’s outstanding 3.000% Notes due 2020 (the “2020 Notes”) and (b) any and all of the Issuer’s outstanding 3.625% Notes due 2022 (the “2022 Notes,” and, together with the 2020 Notes, the “Notes”). The complete terms and conditions of the Tender Offer are set forth in an offer to purchase and notice of guaranteed delivery (collectively, the “Tender Offer Documents”) that will be sent to registered holders of the Notes and be posted online at www.dfking.com/slb. The Tender Offer will expire at 5:00 p.m., New York City time, on September 24, 2019, unless extended or earlier terminated (the “Expiration Time”).

The applicable consideration for each $1,000 principal amount of Notes validly tendered and not validly withdrawn and accepted for purchase pursuant to the Tender Offer will be determined in the manner described in the Tender Offer Documents by reference to the applicable fixed spread for such Notes plus the applicable yield based on the bid-side price of the applicable U.S. Treasury Reference Security at 2:00 p.m., New York City time, on September 24, 2019, unless extended.

Holders will also receive accrued and unpaid interest on the Notes validly tendered and accepted for purchase from the applicable last interest payment date up to, but not including, the date the Issuer makes payment for such Notes, which date is anticipated to be September 27, 2019 (the “Settlement Date”).

A copy of the press release is included with this Form 8-K as Exhibit 99 and incorporated into this Item 7.01 by reference. In accordance with General Instruction B.2. of Form 8-K, the information in this Item 7.01 (including Exhibit 99) will not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor will it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

Cautionary Statement Regarding Forward-Looking Statements

This Form 8-K and Exhibit 99 attached hereto contain “forward-looking statements” within the meaning of the federal securities laws — that is, statements about the future, not about past events. Such statements often contain words such as “expect,” “may,” “believe,” “plan,” “estimate,” “intend,” “anticipate,” “should,” “could,” “will,” “see,” “likely,” and other similar words. Forward-looking statements address matters that are, to varying degrees, uncertain, such as statements regarding the terms and timing for completion of the Tender Offer, including the acceptance for purchase of any Notes validly tendered and the expected Expiration Time and Settlement Date thereof, and the consideration of the Tender Offer. Schlumberger and the Issuer cannot give any assurance that such statements will prove correct. These statements are subject to, among other things, the risks and uncertainties detailed in Schlumberger’s most recent Forms 10-K, 10-Q, and 8-K filed with or furnished to the Securities and Exchange Commission. Actual outcomes may vary materially from those reflected in Schlumberger’s forward-looking statements. The forward-looking statements speak only as of the date of this Form 8-K, and Schlumberger disclaims any intention or obligation to update publicly or revise such statements, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The exhibit listed below is furnished pursuant to Item 9.01 of this Form 8-K.

99	Press release of Schlumberger Limited dated September 18, 2019.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHLUMBERGER LIMITED

/s/ Saul R. Laureles
Saul R. Laureles
Assistant Secretary

Date: September 18, 2019